                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           HEALTH FITNESS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

         Minnesota                                             41-1580506
----------------------------                          --------------------------
(State or Other Jurisdiction                               (I.R.S. Employer
      of Incorporation                                  Identification Number)
       or Organization)


                           3500 West 80th Street, #130
                          Bloomington, Minnesota 55431
              (Address of Principal Executive Office and Zip Code)


                        1995 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                 Jerry V. Noyce
                           Health Fitness Corporation
                              3500 West 80th Street
                          Bloomington, Minnesota 55431
                                 (952) 831-6830
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)


                                   Copies to:
                                John A. Satorius
                            Fredrikson & Byron, P.A.
                       200 South Sixth Street, Suite 4000
                          Minneapolis, Minnesota 55402


                         CALCULATION OF REGISTRATION FEE

                                                                       PROPOSED
                                               PROPOSED MAXIMUM         MAXIMUM
  TITLE OF SECURITIES        AMOUNT TO BE       OFFERING PRICE         AGGREGATE            AMOUNT OF
   TO BE REGISTERED          REGISTERED(1)       PER SHARE(2)      OFFERING PRICE(2)    REGISTRATION FEE
   ----------------          -------------       ------------      -----------------    ----------------
  Options to Purchase
Common Stock under the
       1995 Plan              Indefinite            $ 0.00              $ 0.00               $ 0.00

 Common Stock issuable
   upon exercise of
 options granted under
     the 1995 Plan          300,000 shares           $0.45             $135,000              $12.42

        TOTAL:                                                                               $12.42

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the bid and asked prices of the Registrant's Common Stock on November 4, 2002.

         The purpose of this Registration Statement is to register additional shares for issuance under the Registrant's 1995 Employee Stock Purchase Plan. The contents of the Registrant's Registration Statements on Form S-8, Reg. No. 333-00876, Reg. No. 333-32424 and Reg. No. 333-67632, are incorporated herein by reference.



                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington and State of Minnesota, on the 6th day of November, 2002.

                                     HEALTH FITNESS CORPORATION
                                     (the "Registrant")



                                     By /s/ Jerry V. Noyce
                                        -----------------------------------
                                        Jerry V. Noyce
                                        President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                               (Power of Attorney)

         Each of the undersigned constitutes and appoints Jerry V. Noyce and Wesley W. Winnekins his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Health Fitness Corporation relating to the Company's 1995 Employee Stock Purchase Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all


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that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Signature                             Title                              Date
         ---------                             -----                              ----
/s/ Jerry V. Noyce                   President and Chief Executive          November 6, 2002
-------------------------------      Officer (principal executive
Jerry V. Noyce                       officer)


/s/ Wesley W. Winnekins              Chief Financial Officer and            November 6, 2002
-------------------------------      Treasurer (principal financial
Wesley W. Winnekins                  and accounting officer)


/s/ James A. Bernards                Chairman of the Board                  November 6, 2002
-------------------------------
James A. Bernards


                                     Director
-------------------------------
K. James Ehlen, M.D.


/s/ John C. Penn                     Director                               November 6, 2002
-------------------------------
John C. Penn


/s/ Mark W. Sheffert                 Director                               November 6, 2002
-------------------------------
Mark W. Sheffert


/s/ Linda Hall Whitman               Director                               November 6, 2002
-------------------------------
Linda Hall Whitman


/s/ Rodney A. Young                  Director                               November 6, 2002
-------------------------------
Rodney A. Young


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
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                           HEALTH FITNESS CORPORATION


                         Form S-8 Registration Statement

                                  EXHIBIT INDEX

Exhibit
 Number            Exhibit Description
 ------            -------------------

   5              Opinion and Consent of counsel re securities under the Plan
23.1              Consent of counsel (See Exhibit 5)
23.2              Consent of independent accountants
24                Power of attorney (See Signature Page)


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